UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 30, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2009, IA Global, Inc. (the “Company”), Taicom Securities Co Ltd (“Taicom”) and ArqueMax Ventures, LLC (“AMV”), an entity controlled by Michael Ning, the Chairman of Taicom, entered into an Amendment to Share Exchange Agreement. Also on April 1, 2009, the Company and AMV entered into an Amendment to Form of Performance Warrant and a Services Agreement. The Amendment to Share Exchange Agreement required payments of $41,000 and $310,000. The required payments were received by May 7, 2009. The Amendment to Share Exchange Agreement, Amendment to Form of Performance Warrant and the Service Agreement are scheduled to be voted on at the Special Shareholder Meeting on June 1, 2009.

Section 2 Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 30, 2009, SG Telecom, Inc. received an additional 90 million Yen, or approximately $929,000 at current exchange rates, working capital loan from a Japanese lender. In addition, the lender requested repayment of all loans by May 27, 2009.

As previously reported, on February 25 and 28, 2009, SG Telecom, Inc. received a total of 250,000,000 Yen, or approximately $2,577,000 at current exchange rates, in working capital loans from a Japanese lender. The loans were expected to require a balloon payment of 250,000,000 Yen, or approximately $2,577,000 on April 30, 2009. Interest of 15.0% is to be paid starting on February 25, 2009. SG Telecom paid a 10% fee for this working capital loan.

The loans are guaranteed by Hideki Anan, Kyo Nagae, all Global Hotline affiliated entities and two directors of Global Hotline.

On approximately April 1, 2009, IA Global, Inc. pledged its ownership in Global Hotline, Inc. as collateral for the loans, subject to a thirty day notice period in the case of default under the agreement.

The amendments and agreements will be filed as exhibits to the Form 10-K for the twelve months ending March 31, 2009.

Section 8 Other Business

Item 8.01 Other Business

On March 2, 2009, the Company announced a revised Golden Century Wealth Investment (HK) Ltd (“GCWI”) offer (“Revised Offer”) to acquire 51% or more of the outstanding stock of the Company at $0.20 per share that was received March 5, 2009. The revised structure included (i) a loan of 100 million Yen or approximately $1 million at current exchange rates by March 16, 2009; (ii) a preferred stock equity investment by April 24, 2009, of 300 million Yen or approximately $3 million at current exchange rates, which is convertible into common stock at $.20 per share; and (iii) the merger of ZRD and BS-HD, operating entities of GCWI, into IA Global on an agreed DCF valuation. The offer date anticipated the signing of contracts by April 30, 2009 and was contingent on the completion of due diligence, signing of contracts and the closing of financing by April 30, 2009.

The Company has not received any payments required under this Revised Offer nor has the Company received any update on the status of this Revised Offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: May 11, 2009

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer